Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share amounts)

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 present the combined financial information of Inflection Point and Merlin after giving effect to the Business Combination and related adjustments described in the accompanying notes.

Inflection Point was incorporated on June 24, 2024 in the Cayman Islands and is a publicly traded special purpose acquisition company listed on the Nasdaq under the symbols “BACQU,” “BACQ,” and “BACQR.” Inflection Point was incorporated for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Sponsor is Inflection Point Acquisition Corp. IV (f/k/a Bleichroeder Sponsor I LLC). Prior to the closing of the Business Combination, Inflection Point will domesticate as a Delaware corporation and be renamed “Merlin, Inc.”, pursuant to the terms of the Business Combination Agreement.

Merlin was incorporated on October 10, 2018 as a Delaware corporation under the name Apollo Flight Research, Inc. and changed its name to Merlin Labs, Inc. on October 27, 2020. Merlin Labs, Inc. is the parent company of two wholly-owned subsidiaries: Merlin Labs NZ Limited (“MLNL”), a New Zealand limited company, was incorporated on August 17, 2020 and Merlin Labs Securities Corporation (“MLSC”), a Massachusetts Securities Corporation, was incorporated on December 13, 2022 (MLNL, MLSC and Merlin Labs Inc., collectively, “Merlin” or the “Company”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of December 31, 2025 combines the historical audited condensed balance sheet of Inflection Point as of December 31, 2025 with the historical audited condensed consolidated balance sheet of Merlin as of December 31, 2025, giving effect to the Business Combination and related transactions as if they had been consummated on December 31, 2025. Inflection Point and Merlin have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical audited condensed statement of operations of Inflection Point for the year ended December 31, 2025 with the historical audited condensed consolidated statement of operations of Merlin for the year ended December 31, 2025, giving effect to the Business Combination as if it had been consummated on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of Merlin and Inflection Point and the related notes thereto as of and for the year ended December 31, 2025, and the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inflection Point” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Merlin”.

On August 13, 2025, Inflection Point and Merlin entered into the Business Combination Agreement, pursuant to which the following occurred: (i) at least one day prior to the closing of the Business Combination, Inflection Point domesticated as a Delaware corporation, and (ii) on the day of the Closing, Merger Sub merged with and into Merlin, with Merlin surviving the Merger as a wholly owned subsidiary of Inflection Point, resulting in a combined company whereby Merlin is a wholly-owned subsidiary of New Merlin. On March 13, 2026, the Merger was approved by an Inflection Point shareholder vote. The Merger was completed on March 16, 2026 (the “Closing”). Following the Closing, New Merlin is the publicly traded parent company, and its common stock is listed on Nasdaq under the ticker symbol “MRLN.” The consideration payable to Merlin’s equity holders consists entirely of shares of New Merlin Common Stock.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what New Merlin’s financial condition or results of operations would have been had the Business Combination occurred on the date indicated. Further, the unaudited pro forma condensed combined financial information may not be useful in predicting the future financial condition and results of operations of New Merlin. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The Business Combination between Merlin and Inflection Point is expected to be accounted for as a reverse recapitalization, as Inflection Point does not meet the definition of a business under accounting principles U.S. generally accepted accounting principles. For financial reporting purposes, Merlin is identified as the accounting acquirer, and Inflection Point as the accounting acquiree. This determination is based on Merlin’s majority voting rights, control over board appointments, and dominance of senior management in the post-combination entity. Since Inflection Point lacks substantive inputs, processes, and outputs, the transaction does not qualify as a business combination under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). For accounting purposes, the financial statements of New Merlin will represent a continuation of the financial statements of Merlin, with the Business Combination being treated as the equivalent of Merlin issuing stock for the net assets of Inflection Point, accompanied by recapitalization. The net assets of Inflection Point will be stated at historical carrying values, and no goodwill or other intangible assets will be recorded.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025
(in thousands, except share amounts)

	Inflection Point (Historical)	Merlin (Historical)	Actual Redemptions: Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$704	$59,343	$112,671	3	(a)	$172,718
Short-term investments	—	330	—			330
Accounts receivable, net	—	368	—			368
Prepaid expenses and other current assets	210	3,328	—			3,538
Capitalized transaction costs	—	7,562	(7,562)	3	(b)(1)	—
Total current assets	914	70,931	105,109			176,954
Property and equipment, net	—	7,108	—			7,108
Operating lease right-of-use assets	—	979	—			979
Deposits	—	1,564	—			1,564
Investments held in trust account	262,236	—	(262,236)	3	(a)(1)	—
Total assets	$263,150	$80,582	$(157,127)			$186,605
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	—	3,154	(478)	3	(b)(2)	2,676
Accrued expenses	2,330	7,937	(4,848)	3	(b)(3)	5,419
Long-term debt, current portion, net	—	19,271	—			19,271
Convertible promissory notes	—	29,107	(29,107)	3	(c)(8)	—
Cash underwriting fee payable	1,000	—	(1,000)	3	(a)(2)	—
Contract loss provision	—	4,173	—			4,173
Operating lease liabilities, current	—	657	—			657
Total current liabilities	3,330	64,299	(35,433)			32,196
Long-term debt, non-current portion, net	—	12,784	—			12,784
Operating lease liabilities, non-current	—	331	—			331
Warrant liabilities	—	76,766	65,411	3	(c)(6)(7)(8)	142,177
Deferred underwriting fee	8,750	—	(8,750)	3	(a)(2)	—
Total liabilities	12,080	154,180	21,228			187,488

Class A ordinary shares subject to possible redemption, $0.0001 par value; 500,000,000 shares authorized; 25,000,000 shares issued and outstanding, at redemption value of approximately $10.49 per share	262,236	—	(262,236)	3	(c)(1)	—
Redeemable convertible preferred stock	—	461,963	(461,963)	3	(c)(4)	—
New Merlin Series A redeemable convertible preferred stock	—	—	65,528	3	(c)(8)	65,528

Stockholders’ equity (deficit):
Preferred shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—	—			—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 425,000 shares issued and outstanding (excluding 25,000,000 shares subject to possible redemption)	—	—	—	3	(c)(1)	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,333,333 shares issued and outstanding	1	—	(1)	3	(c)(2)	—
Common Stock: $0.0001 par value; 44,705,861 and 29,500,000 shares authorized; 5,306,250 and 5,169,812 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	—	1	(1)	3	(c)(5)	—
New Merlin Class A common stock	—	—	8	3	(c)(1)(2)(3)(4)(5)(6)(7)	8
Additional paid-in capital	—	15,491	452,340	3	(c)(1)(4)(5)(9)(10)	467,831
Accumulated deficit	(11,167)	(551,053)	27,970	3	(c)(8)(9)(10)	(534,250)
Total stockholders’ equity (deficit)	(11,166)	(535,561)	480,316			(66,411)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$263,150	$80,582	$(157,127)			$186,605

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands, except share and per share amounts)

	Inflection Point (Historical)	Merlin (Historical)	Actual Redemptions: Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$—	$7,551	$—		$7,551
Cost of revenue	—	9,182	—		9,182
Gross loss	—	(1,631)	—		(1,631)
Operating expenses:
Research and development	—	32,477	—		32,477
General and administrative	4,528	20,093	1,366	4(a)	25,987
Selling and marketing	—	1,318	—		1,318
Total operating expenses	4,528	53,888	1,366		59,782
Loss from operations	(4,528)	(55,519)	(1,366)		(61,413)
Interest income	10,536	1,443	(10,536)	4(b)	1,443
Interest expense	—	(2,957)	—		(2,957)
Other expense	—	(159)	—		(159)
Change in fair value of warrant liabilities	—	(2,357)	2,357	4(c)(1)	—
Change in fair value of convertible promissory notes	—	(7,563)	7,563	4(c)(2)	—
Loss on exchange of warrant liabilities	—	(3,320)	3,320	4(c)(3)	—
Loss on issuance of financial instruments	—	(585)	585	4(c)(4)	—
Loss on extinguishment of long-term debt	—	(2,157)	—		(2,157)
Change in fair value of long-term debt	—	(1,554)	—		(1,554)
Total other (expense) income	10,536	(19,209)	3,289		(5,384)
Loss before provision for income taxes	6,008	(74,728)	1,923		(66,797)
Provision for income taxes	—	50	—		50
Net (loss) income	6,008	(74,778)	1,923		(66,847)
Deemed dividend on exchange of redeemable convertible preferred stock	—	(345,717)	345,717	4(d)(1)	—
Cumulative Series A Preferred Stock dividends	—	—	(31,270)	4(d)(2)	(31,270)
Net (loss) income attributable to common stockholders	$6,008	$(420,495)	$316,370		$(98,117)
Net (loss) income per share:
Basic and diluted, Class A	$0.18	$(80.68)			$(1.17)
Basic and diluted, Class B	$0.18
Weighted-average shares outstanding:
Basic and diluted, Class A	25,425,000	5,211,618			84,134,682
Basic and diluted, Class B	8,333,333

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share amounts)

NOTE 1. DESCRIPTION OF THE BUSINESS COMBINATION

On August 13, 2025, Inflection Point, Merlin and Merger Sub entered into the Business Combination Agreement, under the terms of which (i) at least one day prior to Closing, Inflection Point domesticated as a Delaware corporation, and (ii) at Closing, Merger Sub merged with and into Merlin, with Merlin surviving the Merger as a wholly-owned subsidiary of Inflection Point, resulting in a combined company whereby Merlin is a wholly-owned subsidiary of New Merlin. On March 13, 2026, the Merger was approved by an Inflection Point shareholder vote. The Merger was completed on March 16, 2026. After giving effect to the Merger, New Merlin owns, directly or indirectly, all of the issued and outstanding equity interests of Merlin and its subsidiaries.

Immediately prior to the Domestication, all outstanding Inflection Point Class B Shares converted on a one-to-one basis to Inflection Point Class A Shares. Upon the Domestication, all outstanding Inflection Point Class A Shares converted on a one-to-one basis into shares of New Merlin Common Stock.

Immediately prior to the Merger, all existing warrants to purchase shares of Merlin Common Stock and warrants to purchase shares of Merlin redeemable convertible preferred stock (except the Pre-Funded Convertible Warrants) were exercised on a cashless basis. Further, all shares of Merlin redeemable convertible preferred stock (including shares received from exercised warrants) converted into shares of Merlin Common Stock. As a result, immediately prior to the Merger, the only Merlin equity instruments outstanding were shares of common stock and stock options issued to employees as compensation.

In connection with the transactions contemplated by the Business Combination Agreement, on July 2, 2025, and on August 13, 2025, Merlin entered into the Signing Pre-Funded PIPE Agreements with Pre-Funded Investors. Pursuant to the Signing Pre-Funded PIPE Agreements, the Pre-Funded Investors agreed, among other things, to purchase, and Merlin issued and sold, an aggregate of approximately $87,704 of Pre-Funded Convertible Notes and Pre-Funded Convertible Warrants, substantially concurrently with the execution and delivery of the Business Combination Agreement.

At the Effective Time, the consideration paid in, or in connection with, the Merger to each holder of a Pre-Funded Convertible Note was a number of shares of Series A Preferred Stock equal to the quotient, rounded up to the nearest whole share, of (i) the total outstanding principal and accrued and unpaid interest on each Pre-Funded Convertible Note as of one day prior to the Closing, divided by (ii) $10.20 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-Funded NPAs), as may be adjusted pursuant to the terms and conditions of such Pre-Funded Convertible Notes, or $12.00 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-Funded SPAs). The consideration paid in, or in connection with, the Merger to a holder in respect of each Pre-Funded Convertible Warrant was one or more New Merlin Series A Warrants to purchase a number of shares of New Merlin Common Stock (on otherwise the same terms as applicable to the New Merlin Series A Warrants issued to the Series A Preferred Stock Investors in the Series A Preferred Stock Investment (each as defined below)) equal to the quotient of (i) the aggregate exercise price of such Pre-Funded Warrant immediately prior to the Effective Time, divided by (ii) $12.00.

Also in connection with the transactions contemplated by the Business Combination Agreement, on August 13, 2025, and November 17, 2025, Inflection Point, Merlin and certain investors entered into the Signing Series A SPA and Additional Series A SPAs (collectively, “Series A SPAs”). Pursuant to the Series A SPAs, the Closing PIPE Investor and Additional Closing PIPE Investors agreed, among other things, to purchase, at Closing, an aggregate of 11,470,590 shares of New Merlin Series A Preferred Stock and New Merlin Series A Warrants, for an aggregate purchase price of $120,000. In aggregate, the Pre-Funded Investors, the Closing PIPE Investor, and the Additional Closing PIPE Investors (collectively, “PIPE Investors”) received 21,715,451 shares of Series A Preferred Stock and New Merlin Series A Warrants to purchase an aggregate of 21,157,300 shares of New Merlin Common Stock in exchange for an aggregate commitment of $207,704.

At the Effective time, holders of the Merlin Common Stock received shares of New Merlin Common Stock based on the Exchange Ratio. The holders of Merlin Options, issued under employee incentive plans, received New Merlin Options, based on the Exchange Ratio, and are subject to the same vesting restrictions as the Merlin Options.

At the Effective Time, the Post-Domestication Rights automatically converted ten-to-one to shares of New Merlin Common Stock. Fractional shares were rounded down to the nearest whole share.

The following summarizes the pro forma shares outstanding of New Merlin Common Stock and Series A Preferred Stock, on an as-converted basis as of the Closing, excluding the potential dilutive effect of warrants to purchase shares of New Merlin Common Stock and the New Merlin Options:

	Shares	% Ownership
Public Shareholders	2,449,449	2.3%
Public Rightsholders*	2,499,999	2.4%
Sponsor(1)	8,800,833	8.3%
Series A Holders(2)	21,715,451	20.5%
Merlin Stockholders(3)	70,512,611	66.5%
Total	105,978,343	100.0%

Potential Sources of Dilution
New Merlin Series A Warrants(4)	21,157,300	20.0%
New Merlin Options(5)	7,631,497	7.2%

*	Rounded to account for units held in multiples of less than ten.

(1)	Consists of (i) 8,333,333 shares of New Merlin Common Stock issued upon conversion of Founder Shares, (ii) 425,000 shares of New Merlin Common Stock issued upon conversion of Inflection Class A Shares not subject to redemption, and (iii) 42,500 shares of New Merlin Common Stock, in exchange for 425,000 Private Placement Units.

(2)	Consists of (i) 9,204,084 shares of Series A Preferred Stock issued upon conversion of Pre-Funded Convertible Notes sold in the Pre-Funded Note Investment, (ii) 1,040,777 shares of Series A Preferred Stock issued upon conversion of the 2024 LSA Warrants and the 2024 LSA Amendment Warrants issued to WTI FUND X, LLC, and (iii) 11,470,590 shares of Series A Preferred Stock issued pursuant to the Series A SPAs.

(3)	Based on the Purchase Price, $800,000, divided by the estimated per-share Redemption Price of approximately $10.49 per share from the Trust Account based on funds in the Trust Account as of December 31, 2025. The Redemption Price is expected to continue to increase prior to Closing, which will result in the Aggregate Consideration being a reduced number of shares of New Merlin Common Stock. Excludes shares of New Merlin Common Stock that would be issuable upon exercise of the New Merlin Options that will be outstanding as a result of New Merlin’s assumption of the outstanding Merlin Options.

(4)	Consists of (i) New Merlin Series A Warrants exercisable for an aggregate of 10,103,376 shares of New Merlin Common Stock issuable in exchange for Pre-Funded Warrants exercisable for 10,103,376 shares of Merlin Common Stock, (ii) New Merlin Series A Warrants exercisable for 11,053,924 shares of New Merlin Common Stock to be issued pursuant to the Series A SPA.

(5)	Consists of 7,631,497 options to purchase New Merlin Common Stock issued in exchange for 2,460,597 options to purchase Merlin Common Stock (“Merlin Options”), based on an expected Exchange Ratio of approximately 3.1015. The New Merlin Options have a weighted-average exercise price of $3.30, based on the weighted-average exercise price of Merlin Options divided by an expected Exchange Ratio of approximately 3.1015. The vesting requirements of the New Merlin Options are identical to those of the exchanged Merlin Options (i.e., generally vest over a four year period and expire not more than 10 years from grant). Includes 5,108,562 New Merlin Options exercisable as of December 31, 2025, with a weighted-average exercise price of $1.53, based on the weighted-average exercise price of Merlin Options divided by an expected Exchange Ratio of approximately 3.1015.

The following summarizes the pro forma shares outstanding of New Merlin Common Stock on a fully diluted basis as of the Closing Date, assuming the exercise of all New Merlin Series A Warrants to purchase shares of New Merlin Common Stock and the vesting and exercise of all New Merlin Options:

	Shares	% Ownership
Public Shareholders	2,449,449	1.8%
Public Rightsholders*	2,499,999	1.9%
Sponsor(1)	8,800,833	6.5%
Series A Holders(2)	42,872,751	31.8%
Merlin Stockholders(3)	70,512,611	52.3%
Merlin Option holders(4)	7,631,497	5.7%
Total	134,767,140	100.0%

*	Rounded to account for units held in multiples of less than ten.

(1)	Consists of (i) 8,333,333 shares of New Merlin Common Stock issued upon conversion of Founder Shares, (ii) 425,000 shares of New Merlin Common Stock issued upon conversion of Inflection Class A Shares not subject to redemption, and (iii) 42,500 shares of New Merlin Common Stock, in exchange for 425,000 Private Placement Units.

(2)	Consists of (A) (i) 9,204,084 shares of Series A Preferred Stock issued upon conversion of Pre-Funded Convertible Notes sold in the Pre-Funded Note Investment (ii) 1,040,777 shares of Series A Preferred Stock issued upon conversion of the 2024 LSA Warrants and 2024 LSA Amendment Warrants issued to WTI FUND X, LLC, and (iii) 11,470,590 shares of Series A Preferred Stock issued pursuant to the Series A SPAs, plus (B) (i) New Merlin Series A Warrants exercisable for an aggregate of 10,103,376 shares of New Merlin Common Stock issuable in exchange for Pre-Funded Warrants exercisable for 10,103,376 shares of Merlin Common Stock, and (ii) New Merlin Series A Warrants exercisable for 11,053,924 shares of New Merlin Common Stock issued pursuant to the Series A SPAs.

(3)	Based on the Purchase Price, $800,000, divided by the estimated per-share Redemption Price of approximately $10.49 per share from the Trust Account based on funds in the Trust Account as of December 31, 2025. The Redemption Price is expected to continue to increase prior to Closing, which will result in the Aggregate Consideration being a reduced number of shares of New Merlin Common Stock. Excludes shares of New Merlin Common Stock that would be issuable upon exercise of the New Merlin Options that will be outstanding as a result of New Merlin assumption of the outstanding Merlin Options.

(4)	Consists of 7,631,497 options to purchase New Merlin Common Stock issued in exchange for 2,460,597 Merlin Options, based on an expected Exchange Ratio of approximately 3.1015.

Expected Accounting Treatment for the Business Combination

The Business Combination will be accounted for as a reverse capitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Inflection Point is the accounting acquiree, but does not meet the definition of a business under ASC 805. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Merlin issuing stock for the net assets of Inflection Point. The net assets of Inflection Point will be stated at historical cost, with no goodwill or other intangible assets recorded.

NOTE 2. RECLASSIFICATIONS

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Inflection Point’s and Merlin’s financial statement presentation. Upon consummation of the Business Combination, the management team of New Merlin (“New Merlin Management”) will perform a comprehensive review of Inflection Point’s and Merlin’s accounting policies. As a result of the review, New Merlin Management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New Merlin. Based on its initial analysis, Inflection Point has identified the presentation differences that would have an impact on the unaudited pro forma condensed financial information and recorded the necessary adjustments:

Balance Sheet as of December 31, 2025

Amount (In thousands)	Presentation in Inflection Point Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$704	Cash	Cash and cash equivalents
6	Prepaid expenses	Prepaid expenses and other current assets
204	Short-term prepaid insurance	Prepaid expenses and other current assets

Statement of Operations for the year Ended December 31, 2025

Amount (In thousands)	Presentation in Inflection Point Financial Statements	Presentation in Unaudited Pro Forma Condensed Combined Financial Information
$56	Interest earned on bank account	Interest income
10,480	Interest earned on investments held in Trust Account	Interest income
670	Compensation expense	General and administrative

NOTE 3. TRANSACTION ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the Merlin pro forma financial results, as it expects to remain in a net loss position and maintain a full valuation allowance against its U.S. deferred tax assets. The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2025 are as follows:

a	Cash. Reflects the impact of the Business Combination on the cash balance of Merlin. The table below represents the sources and uses of funds as it relates to the business combination:

(in thousands)	Note	Amount
Inflection Point historic cash and cash equivalents balance	(1)	$704
Merlin historic cash and cash equivalents balance		59,343
Total pre-adjustment cash and cash equivalents balance		60,047
Proceeds from cash, cash equivalents, and investments held in Trust Account	(1)	262,236
Payment of deferred underwriter fees	(2)	(8,750)
Payment of cash underwriter fees	(2)	(1,000)
PIPE investment, net	(3)	120,000
Payment of transaction costs	(4)	(23,273)
Payment to redeeming Inflection shareholders	(5)	(236,542)
Cash adjustment in connection with the business combination		112,671
Ending cash and cash equivalents balance		$172,718

1	Represents $704 and $262,236 of Inflection Point’s cash and investments held in Trust Account as of December 31, 2025, respectively.

2	Represents the payment of $8,750 of deferred underwriting fees and $1,000 of cash underwriting fees from Inflection Point’s IPO payable upon consummation of the Business Combination.

3	Represents the net proceeds of $120,000 from the issuance of Series A Preferred Stock and Series A Warrants to the PIPE Investors, based on total proceeds of $207,704 less proceeds of $87,704 already received and included in Merlin’s cash and cash equivalents as of December 31, 2025.

4	Represents the payment of $23,273 of net estimated Business Combination transaction costs incurred by Inflection Point and Merlin, based on total estimated Business Combination transaction costs of $29,177 less transaction costs of $5,905 already paid by Merlin. This includes an estimated $8,392 of issuance costs related to the PIPE Investment.

5	Represents $236,542 paid to holders of Inflection Class A Shares subject to possible redemption who exercised their redemption rights.

b	Transaction costs. The following adjustments represent the impact of transaction costs associated with the Business Combination on capitalized transaction costs, accounts payable, and accrued expenses:

1	Represents the removal of $7,562 of transaction costs incurred and capitalized in capitalized transaction costs as of December 31, 2025.

2	Represents the removal of $478 of transaction costs incurred and payable in accounts payable as of December 31, 2025.

3	Represents the removal of $4,848 of transaction costs incurred and accrued in accrued expenses as of December 31, 2025.

c	Convertible notes, warrants, and equity. The following adjustments represent the impact of the Business Combination on convertible promissory notes, warrant liabilities, Series A Preferred Stock, New Merlin Common Stock, additional paid-in capital, and stockholders’ deficit:

1	Represents the redemption of 22,550,551 Inflection Class A Shares and the reclassification of 2,449,449 Inflection Class A Shares subject to potential redemption and 425,000 Inflection Class A Shares not subject to redemption into 2,874,449 shares of New Merlin Common Stock and additional paid-in-capital of $25,693.

2	Represents the reclassification of 8,333,333 shares of Inflection Class B Shares into 8,333,333 shares of New Merlin Common Stock.

3	Represents the issuance of 2,542,500 shares of New Merlin Common Stock in connection with the conversion of the Inflection Point Rights.

4	Represents the conversion of 17,154,902 shares of Merlin redeemable convertible preferred stock into 53,206,098 shares of New Merlin Common Stock, based on an expected Exchange Ratio of approximately 3.1015. In connection with the conversion, there is a $461,958 increase in additional paid-in-capital.

5	Represents the conversion of 5,306,250 shares of Merlin Common Stock into 16,457,387 shares of New Merlin Common Stock, based on an expected Exchange Ratio of approximately 3.1015. In connection with this conversion there is a $1 decrease in additional paid-in capital.

6	Represents the cashless exercise of warrants to purchase shares of Merlin Common Stock and the conversion of the Merlin Common Stock to 19,623 shares of New Merlin Common Stock, based an expected Exchange Ratio of approximately 3.1015.

7	Represents the cashless exercise of the 2019 LSA Warrants and 2021 LSA Warrants to purchase shares of Merlin redeemable convertible preferred stock, the one-to-one conversion of the Merlin redeemable convertible preferred stock to Merlin Common Stock, and the conversion of Merlin Common Stock to 701,293 shares of New Merlin Common Stock, based on an expected Exchange Ratio of approximately 3.1015.

8	Represents the aggregate issuance to the PIPE Investors of 21,715,451 shares of Series A Preferred Stock and 21,157,300 warrants to purchase New Merlin Common Stock in exchange for (i) the Pre-Funded Convertible Notes and the Pre-Funded Warrants and (ii) pursuant to the Series A SPAs, including an associated decrease of $18,169 to accumulated deficit.

The shares of $0.0001 par value Series A Preferred Stock have the following rights and preferences:

Voting Rights - On all matters subject to the authorization of the holders of common stock, the holders of Series A Preferred Stock are entitled to vote together with holders of New Merlin Common Stock on an as-converted basis.

Protective Provisions - For as long as 20% of the shares of Series A Preferred Stock issued as of the Closing are outstanding, New Merlin shall not, without the affirmative vote or action by the Requisite Holders, take any of the following actions: (i) liquidate, dissolve or wind up the affairs of New Merlin; (ii) amend, alter, or repeal any provision of the Certificate of Designation or any similar document of New Merlin in a manner adverse to the Series A Preferred Stock; (iii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security unless such security ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or increase the authorized number of shares of Series A Preferred Stock; (iv) purchase or redeem or pay any cash dividend on any capital stock ranking junior to the Series A Preferred Stock, other than stock repurchased at cost from former employees and consultants in connection with the cessation of their service; (v) enter into any transaction with an affiliate, other than the issuance of equity or awards to eligible participants under New Merlin’s incentive plan, equity plan or equity-based compensation plan, or with respect to employment, consulting or award agreements with respect to executive officers of New Merlin, in each case regardless of whether such person (or such person’s affiliates) would be considered an affiliate of New Merlin; or (vi) incur or guarantee any indebtedness, other than equipment leases or trade payables incurred in the ordinary course of business, if the aggregate indebtedness of New Merlin and its subsidiaries for borrowed money following such action would exceed $5,000; provided, however, that the Series A Preferred Stock shall not be considered indebtedness for purposes of this calculation.

Dividends - The holders of Series A Preferred Stock are entitled to receive, on a pari passu basis and prior and in preference to holders of the New Merlin Common Stock, an annual dividend in the amount of 12% of the Accrued Value (defined as the $12 stated value per share plus any accrued and unpaid dividends). Such dividends are payable only if and when declared and are cumulative, accruing daily and compounded semi-annually. No dividends shall be declared, paid, or set aside for New Merlin Common Stock without the holder of the Series A Preferred Stock receiving the aggregate amount of accrued dividends thereon at such time. Holders of Series A Preferred Stock shall also be entitled to receive participating dividends, if and when declared on the New Merlin Common Stock, on an as-converted basis.

Liquidation - In the event of liquidation, dissolution or winding up of New Merlin or upon the occurrence of a Deemed Liquidation Event (as defined in the Business Combination Agreement), the holders of the Series A Preferred Stock shall be entitled to receive, in preference to all holders of New Merlin Common Stock, an amount per share equal to the greater of (i) 100% of the Accrued Value or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into New Merlin Common Stock immediately prior to the liquidation, dissolution, winding up or Deemed Liquidation Event.

Conversion - Each share of Series A Preferred Stock is convertible at the holder’s option into a fixed number of New Merlin Common Stock at a conversion rate equal to (i) the Accrued Value at the time of conversion divided by (ii) the Conversion Price, defined as an initial conversion price of $12 per share, subject to customary antidilution and down-round adjustments.

Redemption - The Series A Preferred Stock is redeemable by New Merlin on or after the Closing at a redemption price per share equal to (i) 150% of the Accrued Value if redeemed within one year, (ii) 140% of the Accrued Value if redeemed after one year but within two years, (iii) 130% of the Accrued Value if redeemed after two years but within three years, (iv) 120% of the Accrued Value if redeemed after three years but within four years, (v) 110% of the Accrued Value if redeemed after four years but within five years, and (vi) 100% of the Accrued Value if after five years.

Each share of Series A Preferred Stock is redeemable by the holder thereof at any time following the fifth anniversary of the Closing. The redemption price is equal to the Accrued Value of the Series A Preferred Stock at the time of redemption.

The Series A Preferred Stock is classified as temporary equity because it is redeemable for cash at the option of the holder. The Series A Preferred Stock is initially recognized at issuance date fair value. Since the Series A Preferred Stock becomes redeemable by the holder solely upon the passage of time, New Merlin will subsequently recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the Series A Preferred Stock to its redemption value at each reporting date as if it were redeemable at that date.

9	Represents the payment of $24,142 of legal, advisory, and other transaction costs to be capitalized in additional paid-in capital, and $1,366 of legal, advisory, and other transaction costs to be expensed in accumulated deficit.

10	Represents the reclassification of $11,167 of Inflection Point’s accumulated deficit to additional paid-in capital.

NOTE 4. TRANSACTION ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025

The pro forma transaction adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and are as follows:

a	Transaction costs. Represents $1,366 of additional legal, advisory, and other transaction expenses which Merlin expects to incur and expense in connection with the Business Combination. Transaction costs are not expected to continue beyond 12 months after the Closing.

b	Interest on cash, cash equivalents, and investments held in the Trust Account and interest from bank account. Represents the elimination of an immaterial amount of interest earned on cash, cash equivalents, and $10,480 of interest earned on investments held in the Trust Account during the year ended December 31, 2025.

c	Losses on convertible promissory notes and warrants. The following adjustments represent the impact of the Business Combination on historical losses recognized related to the convertible promissory notes and warrant liabilities exchanged in the Business Combination:

1	Represents the removal of $2,357 of losses in change in fair value of warrant liabilities recognized during the year ended December 31, 2025.

2	Represents the removal of $7,563 of losses in change in fair value of convertible promissory notes recognized during the year ended December 31, 2025.

3	Represents the removal of $3,320 of losses in loss on exchange of warrant liabilities recognized during the year ended December 31, 2025.

4	Represents the removal of $585 of losses in loss on the issuance of financial instruments recognized during the year ended December 31, 2025.

d	Net loss per share. The following adjustments represent the impact of the Business Combination on net loss available to common stockholders related to the deemed dividend on exchange of preferred shares and the cumulative dividends on Series A Preferred Stock:

1	Represents the removal of the deemed dividend on exchange of redeemable convertible preferred stock of $345,717 during the year ended December 31, 2025.

2	Represents the cumulative dividends on Series A Preferred stock of $31,270 during the year ended December 31, 2025.

NOTE 5. NET LOSS PER SHARE

Basic and diluted net loss per share are calculated using the two-class method. The Series A Preferred Stock is a participating security because it entitles holders thereof to cumulative dividends. Under the two-class method, earnings are allocated between holders of New Merlin Common Stock and these participating securities based on their contractual rights and obligations.

Basic net loss per share is computed by dividing loss attributable to holders of New Merlin Common Stock by the weighted-average shares of New Merlin Common Stock outstanding. Diluted net loss per share is computed by dividing net loss attributable to common shareholders by the weighted-average number of shares of New Merlin Common Stock outstanding, after adjusting for potential dilution related to the conversion of all dilutive securities into New Merlin Common Stock. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted-average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If Public Shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The numerator and denominator of the basic and diluted historical earnings per share for Inflection Point were calculated as follows:

	Year Ended December 31, 2025
	Class A	Class B
Basic and diluted net income per Inflection Point Ordinary Share Numerator:
Allocation of net income	$4,525	$1,483
Denominator:
Weighted-average shares outstanding	25,425,000	8,333,333
Basic and diluted net income per Inflection Point Ordinary Share	$0.18	$0.18

The numerator and denominator of the basic and diluted historical net loss per share of Merlin were calculated as follows:

Year Ended December 31, 2025
Numerator:
Net loss	$(74,778)
Deemed dividend on exchange of redeemable convertible preferred stock	(345,717)
Net loss attributable to common stockholders	$(420,495)
Denominator:
Weighted average shares outstanding, basic and diluted	5,211,618
Net loss per share, basic and diluted	$(80.68)

The numerator and denominator of the basic and diluted pro forma net loss per share of New Merlin was calculated as follows:

Year Ended December 31, 2025
Pro Forma Combined
Numerator:
Net loss	$(66,847)
Cumulative Series A Preferred Stock dividends	(31,270)
Net loss attributable to holders of New Merlin Common Stock	$(98,117)
Denominator:
Weighted average shares outstanding of New Merlin Common Stock	84,134,682
Net loss per share of New Merlin Common Stock	$(1.17)

Pro forma weighted average shares outstanding - basic and diluted
Public Shareholders and Rightsholders	4,949,448
Sponsor	8,800,833
Total Inflection Point	13,750,281
Merlin	70,384,401
Pro forma weighted average shares outstanding - basic and diluted	84,134,682

For the purposes of calculating diluted earnings per share, the following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share due to their anti-dilutive effect: (i) 21,715,451 shares of Series A Preferred Stock, (ii) warrants to purchase 21,157,300 shares of New Merlin Common Stock, and (iii) New Merlin Options exercisable for 7,631,497 shares of New Merlin Common Stock.